Exhibit 10.6

FIRST REFINANCING AMENDMENT, dated as of March 9, 2011 (this “First Refinancing Amendment”), to the Credit Agreement (as defined below) among Gentiva Health Services, Inc., a Delaware Corporation, as Borrower (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent.

RECITALS

WHEREAS, the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), are party to that certain Credit Agreement dated as of August 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Credit Agreement permits the Borrower to refinance of all or any portion of the Term A Loans and the Term B Loans outstanding, respectively.

WHEREAS, on the First Refinancing Amendment Effective Date (as defined below), the Borrower intends to (i) incur replacement Term A Loans in an aggregate principal amount of up to $180,000,000 (the “Term A-1 Loan Facility”), (ii) use the proceeds of the Term A-1 Loans (as defined below) to repay all Term A Loans outstanding immediately prior to the First Refinancing Amendment Effective Date (the “Original Term A Loans”), including any accrued interest thereon, (iii) incur replacement Term B Loans in an aggregate principal amount of up to $546,562,500 (the “Term B-1 Loan Facility”), (iv) use the proceeds of the Term B-1 Loans (as defined below) to repay all Term B Loans outstanding immediately prior to the First Refinancing Amendment Effective Date (the “Original Term B Loans” and, together with the Original Term A Loans, the “Original Term Loans”), including any prepayment premiums and accrued interest thereon, and (v) pay fees and expenses incurred in connection with the foregoing.

WHEREAS, subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to convert to Term A-1 Loans (each such Person who is a Term A Lender holding Original Term A Loans immediately prior to the effectiveness of this First Refinancing Amendment, a “Continuing Term A-1 Lender”) has agreed to convert all of its outstanding Original Term A Loans into Term A-1 Loans (such converted Term A-1 Loans, the “Converted Term A-1 Loans” and any such conversion of Original Term A Loans into Term A-1 Loans being referred to herein as a “Term A Conversion”). To the extent not all Original Term A Loans are converted into Term A-1 Loans, the Lender who has delivered a signature page hereto as an additional Term A-1 Lender (the “Additional Term A-1 Lender” and, together with the Continuing Term A-1 Lenders, the “Term A-1 Lenders”) has agreed to provide a commitment to provide additional Term A-1 Loans (“Additional Term A-1 Loans” and, together with Converted Term A-1 Loans, “Term A-1 Loans”) in an amount sufficient so that the Term A-1 Loan Facility is fully funded as of the First Refinancing Amendment Effective Date (such amount, the “Additional Term A-1 Commitment Amount”). Any Lender holding Original Term A Loans immediately prior to the effectiveness of this First Refinancing Amendment that is not a Term A-1 Lender is referred to herein as an “Exiting Term A Lender”.

WHEREAS, subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to convert to Term B-1 Loans (each such Person who is a Term B Lender holding Original Term B Loans immediately prior to the effectiveness of this First Refinancing Amendment, a “Continuing Term B-1 Lender”) has agreed to convert all of its outstanding Original Term B Loans into Term B-1 Loans (such converted Term B-1 Loans, the “Converted Term B-1 Loans” and any such conversion of Original Term B Loans into Term B-1 Loans being referred to herein as a “Term B Conversion”; the Converted Term B-1 Loans together with the Converted Term A-1 Loans, the “Converted Term Loans”; and each Term B Conversion or Term A Conversion, as applicable, a “Conversion”). To the extent not all Original Term B Loans are converted into Term B-1 Loans, the Lender who has delivered a signature page hereto as an additional Term B-1 Lender (the “Additional Term B-1 Lender” and, together with the Continuing Term B-1 Lenders, the “Term B-1 Lenders”; the Term A-1 Lenders together with the Term B-1 Lenders, the “Replacement Term Lenders”) has agreed to provide a commitment to provide additional Term B-1 Loans (“Additional Term B-1 Loans” and, together with Converted Term B-1 Loans, “Term B-1 Loans”; the Term B-1 Loans together with the Term A-1 Loans, the “Replacement Term Loans”) in an amount sufficient so that the Term B-1 Loan Facility is fully funded as of the First Refinancing Amendment Effective Date (such amount, the “Additional Term B-1 Commitment Amount”). Any Lender holding Original Term B Loans immediately prior to the effectiveness of this First Refinancing Amendment that is not a Term B-1 Lender is referred to herein as an “Exiting Term B Lender”;

WHEREAS, certain Exiting Term A Lenders party hereto (the “Term A-1 Assignees”) may enter into an Assignment and Assumption with the Additional Term A-1 Lender pursuant to which the Additional Term A-1 Lender will assign to the Term A-1 Assignees the principal amount of Term A-1 Loans set forth in such Assignment and Assumption and certain Exiting Term B Lenders party hereto (the “Term B-1 Assignees” and, together with the Term A-1 Assignees, the “Replacement Term Loan Assignees”) have entered into an Assignment and Assumption with the Additional Term B-1 Lender pursuant to which the Additional Term B-1 Lender will assign to the Term B-1 Assignees the principal amount of Term B-1 Loans set forth in such Assignment and Assumption;

WHEREAS, the Borrower desires to amend certain other provisions of the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower and certain Lenders may amend the Loan Documents;

WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein. This First Refinancing Amendment includes (i) an amendment of the Credit Agreement to provide for the Replacement Term Loans, which is subject to the approval of the Borrower, the Administrative Agent and the Replacement Term Lenders, and which will become effective only on the First Refinancing Amendment Effective Date and (ii) certain other amendments and waivers to the Credit Agreement that are subject to the approval of the Borrower and the Required Lenders and that will become effective when such approvals are obtained (clause (ii) is referred to as the “Additional Amendment”), in each case as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Refinancing Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this First Refinancing Amendment.

SECTION 1.02. Replacement Term Commitments.

(a) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date (i) each Continuing Term A-1 Lender agrees to convert all of its Original Term A Loans into Term A-1 Loans and (ii) the Additional Term A-1 Lender agrees to fund a Term A-1 Loan in a principal amount equal to the Additional Term A-1 Commitment Amount. Each party hereto acknowledges and agrees that notwithstanding any such Conversion, each such Continuing Term A-1 Lender shall be entitled to receive payment on the First Refinancing Amendment Effective Date of the unpaid fees and interest accrued to such date, and any amounts payable pursuant to Section 3.05 of the Credit Agreement, with respect to all of its Original Term A Loans.

(b) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date (i) each Continuing Term B-1 Lender agrees to convert all of its Original Term B Loans into Term B-1 Loans and (ii) the Additional Term B-1 Lender agrees to fund a Term B-1 Loan in a principal amount equal to the Additional Term B-1 Commitment Amount. Each party hereto acknowledges and agrees that notwithstanding any such Conversion, each such Continuing Term B-1 Lender shall be entitled to receive payment on the First Refinancing Amendment Effective Date of the unpaid fees and interest accrued to such date, and any amounts payable pursuant to Section 2.05(a)(iii) and Section 3.05 of the Credit Agreement, with respect to all of its Original Term B Loans.

(c) Each Replacement Term Lender, by delivering its signature page to this First Refinancing Amendment and funding, or converting its Original Term Loans into, Term A-1 Loans or Term B-1 Loans, as the case may be, on the First Refinancing Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each of the First Refinancing Amendment and the Additional Amendment (such consent and approval effective as of the First Refinancing Amendment Effective Date), each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the First Refinancing Amendment Effective Date. The commitments of the Replacement Term Lenders are several, and no Replacement Term Lender shall be responsible for any other Replacement Term Lender’s failure to make Replacement Term Loans. Each Replacement Term Loan Assignee, by delivering its signature page to this First Refinancing Amendment shall be deemed to have acknowledged receipt of, and consented to and approved, each of the First Refinancing Amendment and the Additional Amendment (such consent and approval effective as of the First Refinancing Amendment Effective Date), each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the First Refinancing Amendment Effective Date.

(d) Subject to the terms and conditions set forth herein, pursuant to Section 10.01 of the Credit Agreement, effective as of the First Refinancing Amendment Effective Date, for all purposes of the Loan Documents, (i) the Term A-1 Loans shall constitute “Term A Loans”, (ii) each Term A-1 Lender shall become a “Term A Lender” and a “Lender” (if such Term A-1 Lender is not already a Term A Lender or Lender prior to the effectiveness of this First Refinancing Amendment) and shall have all the rights and obligations of a Lender holding a Term A Loan Commitment (or, following the making of a Term A-1 Loan, a Term A Loan), (iii) the Term B-1 Loans shall constitute “Term B Loans” and (iv) each Term B-1 Lender shall become a “Term B Lender” and a “Lender” (if such Term B-1 Lender is not already a Term B Lender or Lender prior to the effectiveness of this First Refinancing Amendment) and shall have all the rights and obligations of a Lender holding a Term B Loan Commitment (or, following the making of a Term B-1 Loan, a Term B Loan).

(e) The Original Term A Loans of each Exiting Term A Lender shall, immediately upon the effectiveness of this First Refinancing Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including any amounts payable pursuant to Section 3.05 of the Credit Agreement)) with the proceeds of the Term A-1 Loans and other funds available to the Borrower. The Original Term B Loans of each Exiting Term B Lender shall, immediately upon the effectiveness of this First Refinancing Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including any amounts payable pursuant to Sections 2.05(a)(iii) or 3.05 of the Credit Agreement)) with the proceeds of the Term B-1 Loans and other funds available to the Borrower. The Borrower shall, on the First Refinancing Amendment Effective Date, pay to the Administrative Agent, for the accounts of the Persons that are Term Lenders immediately prior to the First Refinancing Amendment Effective Date, all interest and fees accrued to the First Refinancing Amendment Effective Date with respect to the Original Term Loans, whether or not such Original Term Loans are converted pursuant to Section 1.02(a) or (b) of this First Refinancing Amendment.

(f) Each Lender party hereto (including each Continuing Term A-1 Lender and each Continuing Term B-1 Lender) waives, solely in respect of the prepayment of Original Term Loans and the making of (or conversion into) Replacement Term Loans, as contemplated hereby, compliance with the requirements set forth in (A) Section 2.02 of the Credit Agreement, solely with respect to the time periods specified therein regarding the Borrower’s delivery of a Committed Loan Notice and (B) Section 2.05(a) of the Credit Agreement that the Borrower give prior notice of a voluntary prepayment of Term Loans.

(g) The obligation of each Replacement Term Lender to make Replacement Term Loans on the First Refinancing Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Replacement Term Loans and the repayment in full of the Original Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the First Refinancing Amendment Effective Date, and the Replacement Term Lenders shall have received a certificate of a Responsible Officer dated the First Refinancing Amendment Effective Date to such effect.

(ii) The Administrative Agent shall have received a favorable legal opinion of Greenberg Traurig, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(iii) The Administrative Agent shall have received (A) a closing certificate executed by the Secretary or Assistant Secretary (or a director in lieu thereof) of each of the Borrower and the Guarantors dated the First Refinancing Amendment Effective Date, substantially in the form of the closing certificates delivered on the Closing Date in connection with the Credit Agreement, and certifying (I) that there have been no changes or amendments to the certificate or articles of incorporation or organization of such Loan Party since the Closing Date, (II) that there have been no changes or amendments to the bylaws, memorandum and articles of association or operating (or limited liability company) agreement of such Loan Party since the Closing Date, (III) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this First Refinancing Amendment and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (IV) as to the incumbency and specimen signature of each officer executing this First Refinancing Amendment on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or director executing the certificate pursuant to this clause (A).

(iv) The Administrative Agent shall have received a Committed Loan Notice in a form reasonably acceptable to the Administrative Agent requesting that the Term A-1 Lenders make the Term A-1 Loans and the Term B-1 Lenders make the Term B-1 Loans to the Borrower on the First Refinancing Amendment Effective Date.

(v) The conditions to effectiveness of this First Refinancing Amendment set forth in Section 1.04 hereof (other than paragraph (b) thereof) shall have been satisfied.

(vi) Each Loan Party set forth on Schedule I hereto shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(vii) Each Term A-1 Lender and Term B-1 Lender shall have received, if requested, one or more Term A Notes or Term B Notes, as applicable, payable to the or-

der of such Term A-1 Lender or Term B-1 Lender, as applicable, duly executed by the Borrower, evidencing its Term A Loans or Term B Loans, as applicable.

SECTION 1.03. Amendment of Credit Agreement. Effective as of the First Refinancing Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Conversion” has the meaning assigned thereto in the First Refinancing Amendment.

“Converted Term Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“Converted Term A-1 Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“Converted Term B-1 Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, the investment banking division of Barclays Bank PLC, GE Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc.

“First Refinancing Amendment” means the First Refinancing Amendment to this Agreement dated as of March 9, 2011, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Refinancing Amendment Effective Date” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of March 9, 2011 among the Loan Parties party thereto and the Administrative Agent.

“Original Credit Agreement” means the credit agreement dated as of August 17, 2010 among Borrower, the Lenders party thereto the Administrative Agent without giving effect to the First Refinancing Amendment.

“Original Term A Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“Original Term B Loans” has the meaning assigned thereto in the First Refinancing Amendment.

(ii) The definition of “Agents” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows;

““Agents” means, the Administrative Agent, the Collateral Agent (as defined in the Security Agreement), the Syndication Agents, the Co-Documentation Agents and the First Refinancing Agents; and “Agent” shall mean any of them.”

(iii) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Rate” means (I) for the period from the Closing Date to, but not including the First Refinancing Amendment Effective Date, the Applicable Rate as defined in the Original Credit Agreement and (II) thereafter (a) in respect of the Term B Facility, 2.50% per annum for Base Rate Loans and 3.50% per annum for Eurodollar Rate Loans, (b) in respect of the Term A Facility (i) from the Closing Date until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal year ending December 31, 2010, 2.25% per annum for Base Rate Loans and 3.25% per annum for Eurodollar Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) and (c) in respect of the Revolving Credit Facility (i) from the Closing Date until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal year ending December 31, 2010, 4.00% per annum for Base Rate Loans and 5.00% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate for Revolving Credit Facility and Letter of Credit Fees	Base Rate for Revolving Credit Facility	Eurodollar Rate for Term A Facility	Base Rate for Term A Facility
1	> 3.0:1	5.00%	4.00%	3.25%	2.25%
2	> 2.0:1 but <3.0:1	4.50%	3.50%	3.00%	2.00%
3	<2.0:1	4.00%	3.00%	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not deliv-

ered when due in accordance with such section, then Pricing Level 1 shall apply with respect to the Term A Facility and the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

If at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than Obligations under any (i) Secured Hedge Agreement, (ii) treasury, depositary, credit or debit card, purchase card and cash management services or in connection with any automated clearinghouse transfer of funds, and (iii) indemnities and other contingent obligations not yet due and payable), as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically and without further action by Administrative Agent, any Lender or L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that non-payment as a result of such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to Section 8.01(a), and such amount payable shall be calculated without giving effect to any additional interest payable on amounts under Section 2.08(b) if paid promptly on demand.”

(iv) The last sentence of the definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, the Base Rate shall not be deemed to be less than 2.25% with respect to Term Loans.”

(v) Clause (a) of the definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; provided that, notwithstanding the foregoing, the Eurodollar Rate shall not be deemed to be less than 1.25% per annum with respect to the Term Loans; and”

(vi) The definition of “Term A Borrowing” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term A Borrowing” “ means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to (x) with respect to Term A Loans made on the Closing Date Section 2.01(a) and (y) with respect to Term A Loans made on the First Refinancing Amendment Effective Date, Section 1.02(a) of the First Refinancing Amendment”

(vii) The definition of “Term A Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“““Term A Loan” means (x) prior to the First Refinancing Amendment Effective Date, an advance made by any Term A Lender under the Term A Facility on the Closing Date and (y) on and following the First Refinancing Amendment Effective Date, a Loan made pursuant to Section 1.02(a) of the First Refinancing Amendment (including Converted Term A-1 Loans).”

(viii) The definition of “Term B Borrowing” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Borrowing” “ means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to (x) with respect to Term B Loans made on the Closing Date Section 2.01(b) and (y) with respect to Term B Loans made on the First Refinancing Amendment Effective Date, Section 1.02(b) of the First Refinancing Amendment”

(ix) The definition of “Term B Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“““Term B Loan” means (x) prior to the First Refinancing Amendment Effective Date, an advance made by any Term B Lender under the Term B Facility on the Closing Date and (y) on and following the First Refinancing Amendment Effective Date, a Loan made pursuant to Section 1.02(b) of the First Refinancing Amendment (including Converted Term B-1 Loans).”

(x) Clause (iii) of Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(x) In the case of this Section 2.05(a), at the time of the effectiveness any Repricing Transaction with respect to any Term B Loan that is consummated prior to the six-month anniversary of the First Refinancing Amendment or (y) at the time of any prepayment of any Term B Loan pursuant to this Section 2.05(a) or Section 2.05(b)(iv) in each case with Indebtedness prior to the six-month anniversary of the First Refinancing Amendment, the Borrower agrees, in each case, to pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (I) in the case of a prepayment or refinancing of any Term B Loans, a prepayment premium equal to 1% of the aggregate principal amount of the Term B Loans prepaid or refinanced or (II) in the case of an amendment to this Agreement in connection with a Repricing Transaction, a premium equal to 1% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment, as applicable.”

SECTION 1.04. First Refinancing Amendment Effectiveness. Sections 1.02 and 1.03 of this First Refinancing Amendment shall become effective as of the first date (the “First Refinancing Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) each Replacement Term Lender and (iv) the Administrative Agent, either (x) counterparts of this First Refinancing Amendment signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this First Refinancing Amendment.

(b) The conditions to the making of the Replacement Term Loans set forth in Section 1.02(g) hereof (other than clause (v) thereof) shall have been satisfied.

(c) The Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.04 shall pay in full, (i) all of the Original Term Loans (after giving effect to any Conversion thereof), (ii) all accrued and unpaid fees (including all amounts payable pursuant to Section 2.05(a)(iii)) and interest and premium, if applicable, with respect to the Original Term Loans (including any such Original Term Loans that will be converted to Replacement Term Loans on the First Refinancing Amendment Effective Date) and (iii) to the extent invoiced at least one Business Day prior to the First Refinancing Amendment Effective Date, any amounts payable to the Persons that are Term Lenders immediately prior to the First Refinancing Amendment Effective Date pursuant to Section 3.05 of the Credit Agreement, such payments to be made with the cash proceeds of the Replacement Term Loans to be made on the First Refinancing Amendment Effective Date and other funds available to the Borrower.

(d) The First Refinancing Agents shall have received, in immediately available funds, payment or reimbursement of all costs, fees (including the fees set forth in the amended and restated engagement letter related to this First Refinancing Amendment (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Engagement Letter”) and the separate fee letter with each of the First Refinancing Agents (each as amended, supplemented, amended and restated or otherwise modified from time to time, collectively, the “Fee Letters”)), out-of-pocket expenses, compensation and other amounts then due and payable in connection with the Engagement Letter, the Fee Letters and this First Refinancing Amendment pursuant to Section 10.04 of the Credit Agreement, including, to the extent invoiced at least one Business Day prior to the First Refinancing Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the First Refinancing Agents and the terms of the Engagement Letter and the Fee Letters shall have been complied with in all respects.

The Administrative Agent shall notify the Borrower, the Replacement Term Lenders and the other Lenders of the First Refinancing Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Replacement Term Lenders hereunder to make Replacement Term Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(g) and 1.04 hereof has not been satisfied at or prior to 11:00 a.m., New York City time, on March 9, 2011.

SECTION 1.05. Post-Effectiveness Covenant

(a) Within sixty (60) days after the First Refinancing Amendment Effective Date, unless extended in writing by the Administrative Agent in its sole discretion, with respect to the Mortgaged Property, the Borrower shall deliver or shall cause the applicable Loan Party to deliver, to the Administrative Agent the following:

(i) with respect to each existing Mortgage, a date down endorsement (or in Texas a so-called T-38 endorsement and accompanying title searches) to the existing Mortgage Policy which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assures the Administrative Agent as of the date of the endorsement that the Mortgaged Property subject to the lien of the existing Mortgage is free and clear of all defects and encumbrances subject only to Liens permitted under the Mortgage and such date down endorsement (or in Texas, a so-called T-38 Endorsement and accompanying title searches) shall be in form and substance reasonably acceptable to the Administrative Agent;

(ii) with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the Mortgage Policy contemplated in subparagraph (i) of this Section 1.05 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the Mortgage Policy contemplated in subparagraph (i) of this Section 1.05; and either:

(A) a favorable opinion, addressed to the Administrative Agent and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:

(1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this First Refinancing Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this First Refinancing Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(B) such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(1) an executed amendment to the existing Mortgage (the “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, if any, a “Mortgage”);

(2) a favorable opinion, addressed to the Administrative Agent and the Lenders covering the due authorization, execution, delivery and enforceability of the applicable Mortgage, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

(3) evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.

ARTICLE II

Additional Amendments

SECTION 2.01. Additional Amendments of Credit Agreement.

(a) Effective as of the Additional Amendment Effective Date (as defined below), the Required Lenders (including each of the Replacement Term Lenders) hereby agree that the Credit Agreement is amended as follows:

(i) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by:

(I) replacing clause “(v)” thereof with the following:

“(v) other extraordinary, unusual or nonrecurring cash charges reducing Consolidated Net Income in an aggregate amount not to exceed (x) the amounts set forth on Schedule 1.01 for the periods set forth thereon and (y) $10,000,000 in each fiscal year beginning January 1, 2011,”

(II) inserting appropriately as clause (a)(xii) thereof:

“and (xii) any fees, expenses, prepayment premium or other costs paid in connection with the First Refinancing Amendment”

And (III), by inserting at the end of such definition before the parenthesis the phrase:

“other than income or gains resulting from the termination of interest rate Swap Contracts in connection with the First Refinancing Amendment”

(ii) The definition of “Consolidated Interest Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting appropriately as clause (f) thereof:

“minus (f) to the extent otherwise included herein under clauses (a), (b) or (c) above, write-off of financing costs”

(iii) Clause (a) of Section 1.03 of the Credit Agreement is hereby amended by inserting before the phrase “FASB ASC 825” the phrase “FASB ASC 840,”.

(iv) Section 6.16 of the Credit Agreement is hereby deleted in its entirety.

(v) Clause (x) of Section 7.01 of the Credit Agreement is hereby amended by replacing “Section 7.02(l)” where it appears therein with “Section 7.02(r)”.

(vi) Clause (iv) of Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(1) immediately before and immediately after giving effect on a Pro Forma Basis to any such purchase or other acquisition, and any incurrence of Indebtedness in connection therewith, no Event of Default shall have occurred, the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.11 and the Minimum Liquidity Condition shall have been met and (2) immediately after giving effect on a Pro Forma Basis to any such purchase or other acquisition, and any incurrence of Indebtedness in connection therewith, the aggregate amount of consideration in connection with any such purchases or acquisitions shall not exceed an amount such that the Consolidated Leverage Ratio of the Borrower and its Subsidiaries shall be at least 0.25:1.0 less than the then applicable Consolidated Leverage Ratio set forth in Section 7.11(b); provided that in each case of (1) and (2) such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase, other acquisition or incurrence of Indebtedness associated therewith had been consummated as of the first day of the fiscal period covered thereby; and”

(vii) Clause (a) of Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
December 31, 2010	2.75 to 1.00
each fiscal quarter thereafter	2.25 to 1.00

(viii) Schedule 1.01 attached hereto shall be inserted into the Credit Agreement.

(ix) Schedule 5.06 of the Credit Agreement shall be updated as set forth on Schedule 5.06 hereto.

SECTION 2.02. Additional Amendment Effectiveness. Section 2.01 of this First Refinancing Amendment shall become effective as of the first date (the “Additional Amendment Effective Date”) on which each of the following conditions have been satisfied:

(a) The Administrative Agent shall have received counterparts of this First Refinancing Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

(b) The First Refinancing Amendment Effective Date shall have occurred.

ARTICLE III

Miscellaneous

SECTION 3.01. Representations and Warranties.

(a) To induce the other parties hereto to enter into this First Refinancing Amendment, the Borrower represents and warrants to each of the Lenders, including the Replacement Term Lenders, and the Administrative Agent that, as of the First Refinancing

Amendment Effective Date and the Additional Amendment Effective Date and after giving effect to the transactions and amendments to occur on the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date, this First Refinancing Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date, will constitute, legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and the implied covenant of good faith and fair dealing.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this First Refinancing Amendment on such date, true and correct in all material respects on and as of the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

(c) After giving effect to this First Refinancing Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this First Refinancing Amendment to occur on the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date, the Borrower and its Subsidiaries are Solvent.

SECTION 3.02. Effect of Amendment.

(a) Except as expressly set forth herein, this First Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This First Refinancing Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Borrower reaffirms its obligations under the Loan Documents to which it is a party and the validity of the Liens granted by it pursuant to the Collateral Documents.

(b) On and after the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This First Refinancing Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.03. Governing Law. This First Refinancing Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall apply to this First Refinancing Amendment to the same extent as if fully set forth herein.

SECTION 3.04. Costs and Expenses. To the extent contemplated by Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent and each other Agent (including the First Refinancing Agents) for its reasonable out of pocket expenses in connection with this First Refinancing Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the First Refinancing Agents.

SECTION 3.05. Counterparts. This First Refinancing Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this First Refinancing Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 3.06. Headings. The headings of this First Refinancing Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Refinancing Amendment to be duly executed and delivered by their officers as of the date first above written.

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Tony Strange
Name: Tony Strange
Title: CEO and President

Gentiva Amendment - First Refinancing Amendment Signature Page

BANK OF AMERICA, N.A., individually and as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Alysa Trakas
Name: Alysa Trakas
Title: Director

Gentiva Amendment - First Refinancing Amendment Signature Page

The undersigned Term A Lender hereby irrevocably and unconditionally approves each of the First Refinancing Amendment and the Additional Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Original Term A Loan held by such Lender (or such lesser amount allocated to such Lender by the First Refinancing Agents) into a Term A-1 Loan in a like principal amount.

Post-Closing Settlement Option

☐	to have its Original Term A Loans repaid on the First Refinancing Amendment Effective Date and purchase by assignment $ aggregate principal amount of the Term A-1 Loans (or such lesser amount allocated to such Lender by the First Refinancing Agents) from the Additional Term A-1 Lender.

,
as a Term A Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

The undersigned Term B Lender hereby irrevocably and unconditionally approves each of the First Refinancing Amendment and the Additional Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Original Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the First Refinancing Agents) into a Term B-1 Loan in a like principal amount.

Post-Closing Settlement Option

☐	to have its Original Term B Loans repaid on the First Refinancing Amendment Effective Date and purchase by assignment $ aggregate principal amount of the Term B-1 Loans (or such lesser amount allocated to such Lender by the First Refinancing Agents) from the Additional Term B-1 Lender.

,
as a Term B Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves the Additional Amendment.

,
as a Revolving Credit Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

The undersigned Additional Term A-1 Lender hereby irrevocably and unconditionally agrees to provide the Additional Term A-1 Commitment Amount ($        ) in the form of a Term A-1 Loan on the First Refinancing Amendment Effective Date.

,
as a Term A-1 Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

The undersigned Additional Term B-1 Lender hereby irrevocably and unconditionally agrees to provide the Additional Term B-1 Commitment Amount ($        ) in the form of a Term B-1 Loan on the First Refinancing Amendment Effective Date.

,
as a Term B-1 Lender (type name of the legal entity)

By:
Name:
Title:

Exhibit 10.6

Schedule 1.01

Fiscal quarter ending March 31, 2010	$15,491,000.00
Fiscal quarter ending June 30, 2010	$441,000.00
Fiscal quarter ending September 30, 2010	$1,312,000.00
Fiscal quarter ending December 31, 2010	$2,717,000.00

Schedule 5.06

AMENDMENT TO SCHEDULE 5.06

LITIGATION

11)	On November 2, 2010, a putative shareholder class action complaint, captioned Steve Endress v. Gentiva Health Services, Inc. et al., Civil Action No. 10-CV-5064, was filed in the United States District Court for the Eastern District of New York. The action, which names Borrower and certain current and former officers as defendants, asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 in connection with Borrower’s participation in the Medicare Home Health Prospective Payment System (the “HH PPS”). The complaint alleges that Borrower’s public disclosures misrepresented and failed to disclose that Borrower improperly increased the number of in-home therapy visits to patients for the purposes of triggering higher reimbursement rates under the HH PPS, which caused an artificial inflation in the price of Borrower’s common stock during the period between July 31, 2008 and July 20, 2010. The defendants have not yet responded to the complaint, and, given the preliminary stage of this action, Borrower is unable to assess the probable outcome or potential liability, if any, arising from this action.

12)	On January 4, 2011, a shareholder derivative action, captioned Jacobs v. Board of Directos and Gentiva Health Services, Inc., (Superior Court, DeKalb Co. GA, Case No. 11 CV – 1102), was filed by Roderick Jacobs against Borrower and its board of directors. The suit alleges breach of fiduciary duty, abuse of control, gross mismanagement, and unjust enrichment in connection with Borrower’s participation in the HH PPS. Specifically, the complaint alleges that Borrower’s board of directors had actual or constructive knowledge that Borrower’s public disclosures misrepresented and failed to disclose that Borrower improperly increased the number of in-home therapy visits to patients for the purpose of triggering higher reimbursement rates under the HH PPS, which caused an artificial inflation in the price of Borrower’s common stock during the period between July 31, 2008 and July 20, 2010. The defendants have not yet responded to the complaint, and, given the preliminary stage of this action, Borrower is unable to assess the probable outcome or potential liability, if any, arising from this action.

SCHEDULE I

Reaffirmation Agreement Parties

Access Home Health of Florida, Inc.

Capital CareResources of South Carolina, Inc.

Capital CareResources, Inc.

Capital Health Management Group, Inc.

CareNation, Inc.

Chattahoochee Valley Home Care Services, Inc.

Chattahoochee Valley Home Health, Inc.

CHMG Acquisition Corp.

CHMG of Atlanta, Inc.

CHMG of Griffin, Inc.

Eastern Carolina Home Health Agency, Inc.

Family Hospice, Ltd.

FHI GP, Inc.

FHI Health Systems, Inc.

FHI LP, Inc.

FHI Management, Ltd.

Gentiva Certified Healthcare Corp.

Gentiva Health Services, Inc.

Gentiva Health Services (Certified), Inc.

Gentiva Health Services (USA) Inc.

Gentiva Health Services Holding Corp.

Gentiva Rehab Without Walls, LLC

Gentiva Services of New York, Inc.

Gilbert’s Home Health Agency, Inc.

Gilbert’s Hospice Care of Mississippi, LLC

Gilbert’s Hospice Care, LLC

Healthfield Home Health, Inc.

Healthfield Hospice Services, Inc.

Healthfield of Southwest Georgia, Inc.

Healthfield of Statesboro, Inc.

Healthfield of Tennessee, Inc.

Healthfield Operating Group, Inc.

Healthfield, Inc.

Home Health Care Affiliates of Central Mississippi, L.L.C.

Home Health Care Affiliates of Mississippi, Inc.

Home Health Care Affiliates, Inc.

Home Health Care of Carteret County, Inc.

Horizon Health Network LLC

Mid-South Home Care Services, Inc.

Mid-South Home Care Services, LLC

Mid-South Home Health Agency, Inc.

Mid-South Home Health Agency, LLC

Mid-South Home Health of Gadsden, Inc.

New York Healthcare Services, Inc.

Odyssey Healthcare Austin, LLC

Odyssey Healthcare Detroit, LLC

Odyssey Healthcare Fort Worth, LLC

Odyssey HealthCare GP, LLC

Odyssey HealthCare Holding Company

Odyssey HealthCare LP, LLC

Odyssey HealthCare Management, LP

Odyssey HealthCare of Collier County, Inc.

Odyssey Healthcare of Flint, LLC

Odyssey HealthCare of Hillsborough County, Inc.

Odyssey HealthCare of Manatee County, Inc.

Odyssey HealthCare of Marion County, Inc.

Odyssey HealthCare of Northwest Florida, Inc.

Odyssey Healthcare of Pinellas County, Inc.

Odyssey Healthcare of St. Louis, LLC

Odyssey HealthCare Operating A, LP

Odyssey HealthCare Operating B, LP

Odyssey Healthcare, Inc.

OHS Service Corp.

PHHC Acquisition Corp.

QC-Medi New York, Inc.

Quality Care-USA, Inc.

Quality Managed Care, Inc.

Tar Heel Health Care Services, Inc.

Tar Heel Staffing, Inc.

The Healthfield Group, Inc.

Total Care Home Health of Louisburg, Inc.

Total Care Home Health of North Carolina, Inc.

Total Care Home Health of South Carolina, Inc.

Total Care Services, Inc.

Van Winkle Home Health Care, Inc.

Vista Hospice Care, Inc.

VistaCare of Boston, LLC

VistaCare USA, Inc.

VistaCare, Inc.

Wiregrass Hospice Care, Inc.

Wiregrass Hospice LLC

Wiregrass Hospice of South Carolina, LLC